CONSENT OF INDEPENDENT AUDITORS

As independent public accountants, we hereby consent to the use of our report dated October 19, 2000 for the Westcott Technology Fund and to all references to our firm included in or made a part of this Post-Effective Amendment No. 49 to AmeriPrime Fund's Registration Statement on Form N-1A (file No. 33-96826), including the references to our firm under the heading "Financial Highlights" in the Prospectus and under the heading "Accountants" in the Statement of Additional Information.


_____/s/_________
McCurdy & Associates CPA's, Inc.

Cleveland, Ohio
December 18, 2000